Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170541) of BT Group plc of our report dated 11 May, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in BT Group plc’s Annual Report and Form 20-F for the year ended 31 March, 2011.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
27 May, 2011